As filed with the Securities and Exchange Commission on June 15, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NantHealth, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	27-3019889
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

9920 Jefferson Blvd

Culver City, California 90232

(310) 883-1300

(Address of principal executive offices, including zip code)

NantHealth, Inc. 2016 Equity Incentive Plan, as Amended and Restated

(Full title of the plan)

Brandon Villery

NantHealth, Inc.

9920 Jefferson Blvd

Culver City, California 90232

(310) 883-1300

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Martin J. Waters

Wilson Sonsini Goodrich & Rosati

Professional Corporation

12235 El Camino Real

San Diego, CA 92130

Telephone: (858) 350-2300

Facsimile: (858) 350-2399

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001 par value per share, reserved for issuance pursuant to the NantHealth, Inc. 2016 Equity Incentive Plan, as Amended and Restated	6,800,000	$3.27(2)	$22,236,000.00	$2,768.38
TOTAL	6,800,000		$22,236,000.00	$2,768.38

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the NantHealth, Inc. 2016 Equity Incentive Plan, as Amended and Restated (“2016 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.
(2)	Estimated in accordance with Rule 457(h) solely for purposes of calculating the registration fee on the basis of $3.27, the average of the high and low prices of the Registrant’s common stock as reported on the NASDAQ Global Select Market on June 12, 2018.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

NANTHEALTH, INC.

REGISTRATION OF ADDITIONAL SECURITIES

PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement registers additional shares of the common stock of NantHealth, Inc. (the “Registrant”) to be issued pursuant to the Registrant’s 2016 Equity Incentive Plan, as amended and restated (the “2016 Plan”). Accordingly, the contents of the previous Registration Statement on Form S-8 filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on June 7, 2016 (File No. 333-211886) (the “Previous Form S-8”) is incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

(1)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the Commission on March 16, 2018;

(2)	The Registrant’s Quarterly Report on Form 10-Q for the three months ended March 31, 2018, filed with the Commission on May 10, 2018;

(3)	The Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 30, 2018, but only to the extent incorporated by reference in the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017;

(4)	The Registrant’s Current Reports on Form 8-K filed with the Commission on March 9, 2018 and June 11, 2018, only to the extent that the items therein are specifically stated to be “filed” rather than “furnished” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

(5)	The description of the Registrant’s common stock contained in the Company’s Registration Statement on Form 8-A (File No. 001-37792) filed with the Commission on June 1, 2016, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Under no circumstances will any information furnished under current items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 8.	Exhibits.

Exhibit Number	Description

4.1	Specimen Common Stock Certificate of the Registrant (which is incorporated herein by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1/A (Registration No. 333-211196), filed with the Commission on May 20, 2016).

4.2+	2016 Equity Incentive Plan, as Amended and Restated, and related form agreements (which is incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (File No. 001-37792), filed with the Commission on June 11, 2018).

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2	Consent of Mayer Hoffman McCann, P.C., Independent Auditors.

23.3	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1 hereto).

24.1	Power of Attorney (contained on signature page hereto).

+	Indicates management contract or compensatory plan, contract or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Culver City, State of California, on June 15, 2018.

NantHealth, Inc.

By:	/s/ Dr. Patrick Soon-Shiong
Dr. Patrick Soon-Shiong, M.D.
Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Patrick Soon-Shiong, M.D. and Paul Holt, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-8 of NantHealth, Inc., and any or all amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby and about the premises hereby ratifying and confirming all that said attorneys-in-fact and agent, proxy and agent, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933 this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Patrick Soon-Shiong	Chairman and Chief Executive Officer	June 15, 2018
Patrick Soon-Shiong	(Principal Executive Officer)

/s/ Paul Holt	Chief Financial Officer	June 15, 2018
Paul Holt	(Principal Financial and Accounting Officer)

/s/ Michael S. Sitrick	Director	June 15, 2018
Michael S. Sitrick

/s/ Kirk K. Calhoun	Director	June 15, 2018
Kirk K. Calhoun

/s/ Michael D. Blaszyk	Director	June 15, 2018
Michael D. Blaszyk

/s/ Ron Louks	Chief Operating Officer and Director	June 15, 2018
Ron Louks